Exhibit 10.1
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE dated as of April 4, 2008 (the “Supplemental Indenture”), between CALLON PETROLEUM COMPANY, a Delaware corporation (the “Company”), having its principal office at 200 North Canal Street, Natchez, Mississippi 39120, the undersigned Subsidiary Guarantors (herein so called), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).
     WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of March 15, 2004 between the Company, the Subsidiary Guarantors and the Trustee (as the same may have been amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”), providing for the issuance of the Company’s 9.75% Senior Notes due 2010, Series B (the “Securities”);
     WHEREAS, there are now outstanding under the Indenture Securities in the aggregate principal amount of $200,000,000;
     WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders (as defined in the Indenture) of at least 75% in principal amount of the Securities then outstanding, or with respect to certain amendments, with the consent of the Holder of each outstanding Security;
     WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article II hereof;
     WHEREAS, the Company has received consents from Holders of at least 75% of the outstanding Securities (“Consenting Holders”) to the amendments to the Indenture set forth herein;
     WHEREAS, all matters necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.
     NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:
ARTICLE I
EFFECTIVENESS
     SECTION 1.1. Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.
ARTICLE II
AMENDMENTS TO INDENTURE
     SECTION 2.1. Amendments to Indenture.
     (a) Clause (y) of the proviso at the end of the definition of “Debt” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

     “(y) any debt arising in connection with a Permitted Medusa Transaction or a Permitted Entrada Transaction, or”
     (b) Clause (b) of the definition of “Interest Expense” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:
     “(b) imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of a Permitted Medusa Transaction or a Permitted Entrada Transaction”;
     (c) Clause (n) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:
“(n) any Investment arising from or related to a Permitted Medusa Transaction, or a Permitted Entrada Transaction; and”
     (d) Clause (a) of the definition of “Unrestricted Subsidiary” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:
“(a) Callon Entrada Company and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and”
     (e) A new definition of “Entrada Assets” is hereby added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:
“‘Entrada Assets’ means all Oil and Gas Properties owned by the Company or any of its Subsidiaries and located on, under or related to Garden Banks Blocks 738, 782, 785, 826, and 827 in the federal offshore waters of the Gulf of Mexico, subject to certain depth limits, and any and all related equipment, accounts receivable, general intangibles and other assets related thereto and any proceeds therefrom.”
     (f) A new definition of “Permitted Entrada Transaction” is hereby added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:
“ ‘Permitted Entrada Transaction’ means (i) the sale, conveyance and assignment by the Company or any of its Subsidiaries of a portion of the Entrada Assets to a third party in a transaction which otherwise complies with the requirements of Section 3.14(a), (ii) the contribution by the Company or any of its Restricted Subsidiaries of all or any portion of its ownership interests in the Entrada Assets, to a newly formed Unrestricted Subsidiary, Callon Entrada Company, which contribution may occur either prior to, contemporaneously with or after the sale, conveyance and assignment contemplated in the immediately preceding clause (i), which Unrestricted Subsidiary and/or its assets may be managed under one or more management services agreements, contract operating agreements or similar agreements with the Company or any of its Restricted Subsidiaries, (iii) the incurrence by Callon Entrada Company of Debt, the proceeds of which are to be used to fund the costs and expenses incurred to develop and/or produce its interests in the Entrada Assets, such Debt to be non-recourse to the Company and its Restricted Subsidiaries except to the extent of the indemnities and/or performance guaranties described in clause (vi) below,

(iv) the granting of Liens on (w) the Entrada Assets, (x) all other assets of Callon Entrada Company, (y) the equity interests of Callon Entrada Company, and/or (z) any deposit accounts established and maintained to hold any loan proceeds of such Debt pending disbursement and/or any revenues and proceeds of production or other amounts attributable to the Entrada Assets, in each case to secure such Debt, and (v) the contribution or advance by the Company or any of its Restricted Subsidiaries of additional cash or other assets to Callon Entrada Company from time to time not to exceed, in the aggregate at any time outstanding, the sum of (A) $10,000,000, plus (B) other contributions or advances arising from or deemed to exist as a result of the payment and performance by the Company or any of its Restricted Subsidiaries of any of their respective obligations under clause (vi) of this definition, and (vi) the indemnification of any Person against loss from the failure of Callon Entrada Company to comply with, or the guarantee by the Company or any Restricted Subsidiary of performance by Callon Entrada Company of, its obligations arising under or related to the documents and agreements evidencing or governing its Debt or relating to the development and operations of its assets (other than the obligation of Callon Entrada Company to repay the principal and interest of the Debt described in clause (iii) of this definition) by the Company or any of its Restricted Subsidiaries.”
     (g) The proviso at the end of Section 3.17 of the Indenture is hereby amended to read in its entirety as follows:
          “; provided, however, that notwithstanding the provisions of this Section 3.17, the Company may engage in any Permitted Medusa Transaction or Permitted Entrada Transaction.”
     (h) Section 3.23 of the Indenture is hereby amended in its entirety to read as follows:
     “Section 3.23 Permitted Medusa Transactions; Permitted Entrada Transaction. Notwithstanding anything in this Indenture to the contrary, so long as no Default or Event of Default has occurred and is continuing at the time the Company or any of its Subsidiaries enters into any Permitted Medusa Transaction or Permitted Entrada Transaction, the entering into and carrying out of such Permitted Medusa Transaction or Permitted Entrada Transaction, as applicable, shall be allowed hereunder and shall not in itself constitute a breach of, non-compliance with, or Default or Event of Default under this Indenture.”
ARTICLE III
MISCELLANEOUS
     SECTION 3.1 Instruments To Be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.
     SECTION 3.2 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     SECTION 3.3 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.
     SECTION 3.4 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 3.5 Governing Laws. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 3.6 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
     SECTION 3.7 Compliance with the Trust Indenture Act. This Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the “TIA”). If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.
     SECTION 3.8 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Supplemental Indenture.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

/s/ CALLON PETROLEUM COMPANY
Subsidiary Guarantors:

/s/ CALLON PETROLEUM OPERATING COMPANY
/s/ CALLON OFFSHORE PRODUCTION, INC.
/s/ MISSISSIPPI MARKETING, INC.
/s/ AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee